UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 23, 2017

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 23, 2017, Net Element, Inc., a Delaware corporation (the “Company”), entered into a Corporate Guaranty (the “Guaranty”) in favor of Cynergy Data, LLC (“Cynergy”) in order to induce Cynergy to release certain ISO reserves in the range from $100,000 to $200,000 held under the Executive Partner Card Processing Agreement, between Cynergy and Unified Payments, LLC, a subsidiary of the Company (“ISO”), dated December 21, 2012, as amended (the “ISO Agreement”). Under the Guaranty, the Company guaranteed to Cynergy the full and prompt payment of each and every present and future liability, debt and obligation of ISO under the Agreement or any other agreement between ISO and Cynergy.

The above description of the Guaranty is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein. A copy of the Guaranty is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

On March 23, 2017, the Company opted to present ESOUSA HOLDINGS, LLC, a New York limited liability company (“ESOUSA”), with a purchase notice directing ESOUSA to purchase 103,790 shares of the Company’s common stock for the aggregate purchase price of $87,132 (or $0.8395 per share) pursuant to the Common Stock Purchase Agreement (the “SPA”) with ESOUSA. The SPA and its terms were disclosed in our Current Report on Form 8-K filed on July 12, 2016. Such shares of common stock of the Company were issued to ESOUSA under an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits

10.1       Corporate Guaranty, dated March 23, 2017, by Net Element, Inc. in favor of Cynergy Data, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 24, 2017

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name:	Jonathan New
Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Corporate Guaranty, dated March 23, 2017, by Net Element, Inc. in favor of Cynergy Data, LLC

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